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                                                                    Exhibit 32.1


                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Second Quarter Report of The First Years, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003, as filed with Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald
J. Sidman, Chief Executive of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 14, 2003            By: /s/ RONALD J. SIDMAN
                                      Ronald J. Sidman, Chief Executive Officer
                                      Chairman of the Board of Directors,
                                      and President

A signed original of this written statement required by Section 906 has been provided to The First Years Inc. and will be retained by The First Years Inc. and furnished to the Securities and Exchange Commission or its staff upon request.